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                                                                    EXHIBIT 10.4


                                    FORM OF
                FIRST AMENDMENT TO LONG-TERM UNIT VALUE PLAN III

     This First Amendment to Long-Term Unit Value Plan III ("First Amendment") is entered into this 27th day of October, 1997, between Zilkha Energy Company, a Delaware corporation (the "Company") and _________________ ("Executive").


                                    RECITALS

     (1) The Company and Executive have previously entered into that certain Long-Term Unit Value Plan III, dated effective January 1, 1995 (the "Agreement") (the terms defined therein being used herein as therein defined unless otherwise defined herein).

     (2) The Agreement provides, among other things, for the accelerated vesting and payment of Performance Units in the event that the Company is sold.

     (3) The Company and Executive desire to amend the Agreement to eliminate Executive's right to such accelerated vesting and payment in the event that the Company is sold.

                                   AGREEMENT

     In consideration of the Company hereby agreeing to continue Executive as an employee of the Company through the end of the Plan Term, Executive hereby knowingly and freely relinquishes his rights regarding accelerated vesting and payment of Performance Units under the Agreement in the event that the Company is sold, and the Company and Executive hereby agree to amend the Agreement, effective for all purposes as of October 27, 1997, as follows:

     Article XI of the Agreement is hereby amended and restated in its entirety as follows:

     "XI. MISCELLANEOUS PROVISIONS

          Executive and no other person shall have any claim or right to be granted a Performance Unit under Plan III. Neither Plan III nor any action taken hereunder shall be construed as giving Executive any right to be retained in the employ of the Corporation.

          Plan III shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Corporation for payment of any benefits hereunder.
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          SKZ may alter or amend Plan III from time to time with the approval of Executive. No amendment to Plan III may alter, impair or reduce the number of Performance Units vested hereunder without prior consent of Executive."

     Except as amended hereby, the Agreement remains in full force and effect. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


                                                ZILKHA ENERGY COMPANY


                                                By:
                                                   -----------------------------
                                                   Selim K. Zilkha
                                                   Chief Executive Officer



                                                   -----------------------------
                                                   Executive



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